UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2008

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 853-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	– Entry into a Material Definitive Agreement.

On January 10, 2008, the Board of Directors of Acuity Brands, Inc. (the “Company”) approved a form of Indemnification Agreement (“Indemnification Agreement”) pursuant to which the Company agrees to provide for the indemnification of and the advancement of expenses (including attorneys’ fees), judgments, penalties, fines, and amounts paid in settlement (“Losses”) to the fullest extent permitted by the Company’s charter, bylaws and applicable law to each of the Company’s directors and executive officers that become a party to the Indemnification Agreement for such Losses incurred by reason of the indemnified party’s position as a director or executive officer of the Company or its subsidiaries or by reason of any act or omission in such capacity. The Indemnification Agreement also provides for the continued coverage of such directors and executive officers under the Company’s directors’ and officers’ liability insurance policies. Each of the following directors and executive officers has become or is expected to become a party to the Indemnification Agreement, which will replace any prior indemnification agreement with the Company to which such director or executive officer was a party:

•	Peter Browning, Director;

•	John Clendenin, Director;

•	Robert McCullough, Director;

•	Vernon Nagel, Chairman of the Board of Directors, President and Chief Executive Officer;

•	Julia North, Director;

•	Richard Reece, Executive Vice President and Chief Financial Officer;

•	Ray Robinson, Director; and

•	Neil Williams, Director.

The foregoing description is qualified in its entirety by the Indemnification Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01	– Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Indemnification Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2008

ACUITY BRANDS, INC.

By:	/s/ Charles D. Smith
Charles D. Smith Vice President, Treasurer and Corporate Secretary

EXHIBITS

10.1	Form of Indemnification Agreement